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                                                                      Exhibit 99

                       HUNTINGTON BANCSHARES INCORPORATED
                       RATIO OF EARNINGS TO FIXED CHARGES


                                                     THREE MONTHS ENDED
                                                         MARCH 31,
                                                ----------------------------
                                                  2000                 1999
                                                --------            --------

EXCLUDING INTEREST ON DEPOSITS

Income before taxes                             $150,578            $141,982

Fixed charges:
     Interest expense                             92,217              79,866
     Interest factor of rent expense               3,605               2,465
                                                --------            --------

        Total fixed charges                       95,822              82,331
                                                --------            --------

Earnings                                        $246,400            $224,313
                                                ========            ========

Fixed charges                                   $ 95,822            $ 82,331
                                                ========            ========


RATIO OF EARNINGS TO FIXED CHARGES                  2.57 X              2.72 X


INCLUDING INTEREST ON DEPOSITS

Income before taxes                             $150,578            $141,982

Fixed charges:
     Interest expense                            274,866             236,171
     Interest factor of rent expense               3,605               2,465
                                                --------            --------

        Total fixed charges                      278,471             238,636
                                                --------            --------

Earnings                                        $429,049            $380,618
                                                ========            ========

Fixed charges                                   $278,471            $238,636
                                                ========            ========


RATIO OF EARNINGS TO FIXED CHARGES                  1.54 X              1.59 X